Exhibit 10.6

$60,000,000

EXIDE TECHNOLOGIES

Floating Rate Convertible Senior Subordinated Notes due 2013

PURCHASE AGREEMENT

March 15, 2005

Deutsche Bank Securities Inc.

Credit Suisse First Boston LLC

c/o Deutsche Bank Securities Inc.

    60 Wall Street

    New York, NY 10005

Ladies and Gentlemen:

Exide Technologies, a Delaware corporation (the “Company”), hereby confirms its agreement with you (the “Initial Purchasers”), as set forth below.

1.	THE SECURITIES.

Subject to the terms and conditions contained herein the Company proposes to issue and sell to the Initial Purchasers $60,000,000 aggregate principal amount of its Floating Rate Convertible Senior Subordinated Notes due 2013 (the “Firm Securities”). The Company also proposes to issue and sell to the Initial Purchasers at Deutsche Bank Securities Inc.’s option an additional $9,000,000 aggregate principal amount of its Floating Rate Convertible Senior Subordinated Notes due 2013 (the “Option Securities” and together with the Firm Securities, the “Securities”) as set forth below.

The Securities are convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The shares of Common Stock into which the Securities may be convertible are referred to herein as the “Underlying Securities.” The Securities are to be issued pursuant to the terms of an Indenture dated as of March 18, 2005, between the Company and SunTrust Bank, as Trustee (the “Trustee”).

The sale of the Securities and the Underlying Securities will be made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions from the registration requirements of the Securities Act. As the Initial Purchasers, you have advised the Company that you will offer and sell the Securities purchased by you hereunder (the “Offering”) in accordance with Section 4 hereof as soon as you deem advisable.

In connection with the Offering, the Company has prepared a final offering memorandum, dated March 15, 2005 (the “Final Memorandum”). The Final Memorandum sets forth certain information regarding the Company, the Securities and the Underlying Securities.

The Company hereby confirms that it has authorized the use of the Final Memorandum, and any amendment or supplement thereto, in connection with the Offering by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the date thereof and are not meant to include any amendment or supplement, or any information incorporated by reference therein subsequent to the date thereof and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the Final Memorandum which is incorporated by reference therein. The term “Memorandum” refers to the Final Memorandum.

Concurrently with the Offering, the Company is also separately offering $290,000,000 in aggregate principal amount of 10-1/2% Senior Secured Notes due 2013 (the “Senior Notes”). The proceeds of the Senior Notes offering along with the proceeds from the sale of the Securities will be used as described in the Final Memorandum under the heading “Use of Proceeds.”

In connection with the Offering, the Company also proposes to enter into a Registration Rights Agreement, to be dated as of the Closing Date (as defined in Section 3(a) below), between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Initial Purchasers as follows:

(a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto.

(b) As of the Closing Date, the Company’s amended and restated certificate of incorporation authorized the issuance of 62,500,000 shares of capital stock, including 61,500,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share; the number of outstanding shares of the Company’s common stock is set forth in the Final Memorandum in the section “Principal Stockholders” as of the date indicated; the information set forth under the caption “Capitalization” in the Final Memorandum is true and correct in all material respects; all of the subsidiaries of the Company are listed in Schedule II attached hereto (each, a

“Subsidiary” and collectively, the “Subsidiaries”); except as set forth in the Final Memorandum, all of the outstanding shares of capital stock or membership interest, as applicable, of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock or membership interest, as applicable, of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by (1) the Credit Agreement dated May 5, 2004, among the Company, Deutsche Bank AG New York Branch, as administrative agent, and the other parties thereto, as amended (the “Credit Agreement”), (2) liens, encumbrances and claims under the Indenture governing the Senior Notes, (3) the Securities Act and (4) the securities or “Blue Sky” laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum and except for pursuant to the Company’s equity incentive plan or in connection with the Joint Plan of Reorganization confirmed as of May 5, 2004, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum or Schedule II hereto, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(c) Each of the Company and the Subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all requisite corporate or organizational power and authority to own or lease its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Securities. The Securities, when issued, will be in the form contemplated by the Indenture. The Securities have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(e) The shares of Common Stock to be issued upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities, will be validly issued, fully paid and nonassessable; and no preemptive rights of stockholders exist with respect to any of the Common Stock to be issued upon conversion of the Securities.

(f) All of the shares of Common Stock conform in all material respects to the description thereof contained in the Final Memorandum; the form of certificate for the shares of Common Stock conforms in all material respects to the requirements of the General Corporation Law of the State of Delaware.

(g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets in all material respects the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i) All of the Underlying Securities issuable upon conversion of the Securities have been duly authorized. The Company has submitted a notification for listing the Underlying Securities with NASDAQ.

(j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the

Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

(k) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Securities to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained, such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers and the consent to listing of the Underlying Securities on NASDAQ. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement (including, without limitation, the Credit Agreement), note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation, bylaws or limited liability company agreement (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The audited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the

Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. PricewaterhouseCoopers LLP (the “Independent Accountants”) is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

(n) The pro forma financial information included in the Final Memorandum (i) complies as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and (iii) has been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(o) Except as set forth in the Final Memorandum, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder, the issuance of the Underlying Securities issuable upon a conversion of the Securities or the consummation of the other transactions described in the Final Memorandum.

(p) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all necessary declarations and filings with, all federal, state, foreign, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any written notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock or membership interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or membership interest (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock, membership interest or long-term indebtedness of the Company or the Subsidiaries.

(r) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon to the extent such taxes become due and payable; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

(t) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement, the sale of the Securities or the issuance of the Underlying Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(u) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum except those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any written notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

(v) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Final Memorandum.

(w) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as described in or contemplated by the Final Memorandum, (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Law (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority, (G) neither the Company nor any of its Subsidiaries is conducting or financing an investigation, or response, corrective or other action pursuant to Environmental Law at any site of facility, nor is any of them subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action nor has any of them assumed by contract or agreement any obligation or liability under Environmental Law, and (H) there are no past or present events, activities, operations, occurrences or conditions which could reasonably be expected to prevent or interfere with compliance by the Company of any of its Subsidiaries with, or result in liability of any of them under, Environmental Law (including, without limitation, any capital or operating expenditures required for cleanup, closure or compliance with the Environmental Law, any constraints on operating activities and any potential liability to third parties).

For purposes of this Agreement, “Environmental Law” means the common law and all applicable foreign, federal, provincial, state and local laws or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety, the environment or natural resource damages including, without limitation, those relating to (i) emissions, discharges, releases or threatened releases of Hazardous Material in or into the environment (including, without limitation, ambient air, surface water, groundwater, drinking water, land surface or subsurface strata, and natural resources such as wetlands, flora and fauna) or exposure thereto, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling or recycling of Hazardous Material, (iii) zoning, facility siting, financial assurance, environmental impact assessment or review, reclamation or land use and (iv) underground or aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. “Hazardous Material” means any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation, petroleum and petroleum products, subject to regulation under or which could give rise to liability under Environmental Law.

(x) Except as set forth in the Final Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(y) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is reasonable for the conduct of its business and the value of its properties.

(z) None of the Company or the Subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant, except as described in the Final Memorandum and except where such liability would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(aa) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(bb) None of the Company or the Subsidiaries will be an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(cc) The Securities, the Underlying Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

(dd) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(ee) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries on a consolidated basis will exceed the sum of their stated liabilities and identified contingent liabilities on a consolidated basis; the Company and the Subsidiaries on a consolidated basis will not be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

(ff) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Securities Act or to qualify the Indenture under the TIA.

(gg) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(hh) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(ii) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act (“Regulation S”)) with respect to the Notes; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(jj) Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) To the best of the Company’s knowledge, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable and effective provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith

(the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except where any such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.

3.	PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers and the Initial Purchasers, acting severally and not jointly, agree to purchase from the Company, at a purchase price of 97% of the aggregate principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from March 18, 2005 to the Closing Date, all the principal amount of Firm Securities set forth opposite the name of such Initial Purchasers in Schedule I hereto. Each Security will be convertible at the option of the holder into the Underlying Securities at the conversion price set forth in the Securities (the “Conversion Price”), which Conversion Price is subject to adjustment in certain events as provided in the Securities and the Indenture. One or more global securities representing the Firm Securities shall be registered by the Trustee in the name of the nominee of The Depository Trust Company (“DTC”), Cede & Co., credited to the accounts of such of its participants as the Initial Purchasers shall request, upon notice to the Company at least 48 hours prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, and deposited with the Trustee as custodian for DTC on the Closing Date, against payment by or on behalf of the Initial Purchasers to the account of the Company of the aggregate Purchase Price therefor by wire transfer in immediately available funds. Delivery of and payment for the Firm Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement, or at such other place, time or date not later than five business days thereafter as the Initial Purchasers and the Company may agree upon. Such time and date of delivery against payment are herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Deutsche Bank Securities Inc. to purchase the Option Securities at the Purchase Price set forth in the first paragraph of this Section 3 plus accrued interest, if any, from March 18, 2005 to the Option Closing Date (as defined below). The option granted hereby may be exercised by Deutsche Bank Securities Inc. in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 45 days after the date of this Agreement, to the Company setting forth the aggregate principal amount of Option Securities as to which Deutsche Bank Securities Inc. is exercising the option and the time and date for delivery of and payment for such Option Securities. The time and date for delivery of and payment for such Option Securities shall be determined by the Deutsche Bank Securities Inc. but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. Deutsche Bank Securities Inc. may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

4.	OFFERING BY THE INITIAL PURCHASERS.

The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

5.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Initial Purchasers that:

(a) Prior to the sale of all of the Notes by the Initial Purchasers, the Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given its consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance

(d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e) The Company intends to apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Final Memorandum.

(f) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which the Securities may be listed, unless otherwise publicly available through the EDGAR system of the Commission.

(g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

(h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i) No offering, sale, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder, upon the terms set forth in the Final Memorandum, upon exercise or conversion of options or warrants outstanding on the Closing Date, options issued (and the exercise of such options) pursuant to the Company’s equity incentive plan, to holders of pre-petition claims pursuant to the Joint Plan of Reorganization confirmed as of May 5, 2004 or with the prior written consent of the Initial Purchasers. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for (i) the Company’s filing of registration statements pursuant to the Registration Rights Agreement, (ii) registration statements on Form S-8 relating to employee benefit plans or on Form S-4 relating to corporate reorganizations or other transactions under Rule 145 and (iii) registration statements on Form S-3 or S-4 relating to the Exchange Offer with respect to the Note or Senior Notes.

(j) The Company shall have caused each officer and director of the Company under the caption “Management” in the Final Memorandum and the person specified on Schedule III hereto to furnish to you, on or prior to the Closing Date, a “lock-up” letter or letters, in substantially the form of Exhibit A hereto (“Lock-up Agreements”).

(k) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(l) Except as contemplated by the Registration Rights Agreement, neither the Company, nor any of its Affiliates, nor any person acting on its behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or the Underlying Securities issuable upon conversion thereof under the Securities Act.

(m) For so long as any of the Notes remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(n) The Company will use its reasonable best efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD’s Portal Market (the “Portal Market”) and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(o) In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

(p) For a period of two years (calculated in accordance with paragraphs (d) of Rule 144 under the Act) following the date any Securities are acquired from the Company or any of its Affiliates, none of the Company or any of its Affiliates will sell any such Securities if such Securities would constitute restricted securities under Rule 144 following resale of any of them.

6.	COSTS AND EXPENSES.

The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of any certificates evidencing the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto not to exceed $5,000 in the aggregate, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, except all aircraft related costs and expenses will be divided evenly between the Company and the Initial Purchasers, (vii) fees and expenses of the Trustee including fees and expenses of counsel for the Trustee, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on The Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

7.	CONDITIONS OF OBLIGATIONS OF THE INITIAL PURCHASERS.

The obligation of the Initial Purchasers to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date is subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) On the Closing Date or the Option Closing Date, as the case may be, the Initial Purchasers shall have received the opinion, dated as of the Closing Date or the Option Closing Date, as the case may be, and addressed to the Initial Purchasers, of:

(i) Kirkland & Ellis LLP, counsel for the Company, substantially in the form of Exhibit B hereto. In rendering such opinion, Kirkland & Ellis LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(ii) Stuart Kupinsky, Esq., Executive Vice President, General Counsel and Secretary for the Company, substantially in the form of Exhibit C hereto. In rendering such opinion, Stuart Kupinsky shall have received and may rely upon such certificates and other documents and information as he may reasonably request to pass upon such matters

(b) On the Closing Date or the Option Closing Date, as the case may be, the Initial Purchasers shall have received the opinion, in form and substance reasonably satisfactory to the Initial Purchasers, dated as of the Closing Date or the Option Closing Date, as the case may be and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date and, if applicable, the Option Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

(d) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date or the Option Closing Date, as the case may be; the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

(e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date and, if applicable, the Option Closing Date.

(f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably be expected to have a Material Adverse Effect.

(g) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date and, if applicable, the Option Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that

(i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied in all material respects all conditions on its part to be performed in all material respects or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii) at the Closing Date and, if applicable, the Option Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect; and

(iii) the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(h) The Nasdaq National Market shall not have objected to the listing of the Underlying Securities issuable upon conversion of the Securities on the Nasdaq National Market and the Securities shall have been designated as Portal-eligible securities.

(i) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement and the Indenture executed by the Company and such agreements shall be in full force and effect at all times from and after the Closing Date.

(j) The Lock-up Agreements described in Section 5(j) shall be in full force and effect.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial

Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

8.	OFFERING OF NOTES; RESTRICTIONS ON TRANSFER.

Each of the Initial Purchaser represents that it is an “accreditor investor” within the meaning of Regulation D under the Act and a “QIB” within the meaning of Rule 144A under the Securities Acts. Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

9.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

(ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the

Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning such Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, employees and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchasers shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer, employee or affiliate of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

10.	SURVIVAL CLAUSE.

The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11.	TERMINATION.

(a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the reasonable judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or would reasonably be likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the reasonable judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

(v) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

12.	INFORMATION SUPPLIED BY THE INITIAL PURCHASERS.

The statements set forth in the last paragraph on the front cover page, first sentence of the seventh paragraph and in the third and fourth sentence of the tenth paragraph under the heading “Private Placement” in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

13.	NOTICES.

All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro; and (ii) if sent to the Company, shall be mailed or delivered to the Company at Exide Technologies, Office of the General Counsel, 13000 Deerfield Parkway, Building 200, Alpharetta, Georgia 30004, Attention: Stuart Kupinsky, with a copy to Kirkland & Ellis LLP, Aon Center, 200 E. Randolph Dr., Chicago, IL 60601, Attention: Carter W. Emerson, P.C.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

14.	SUCCESSORS.

This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and affiliates and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

15.	APPLICABLE LAW.

THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

16.	COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.	GENERAL PROVISIONS.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours,

EXIDE TECHNOLOGIES

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON LLC

By:
Name:
Title:

SCHEDULE I

List of Subsidiaries

Initial Purchasers	Principal Amount of Firm Securities to be Purchased
Deutsche Bank Securities Inc.	$48,000,000
Credit Suisse First Boston LLC	12,000,000

Total	$60,000,000

SCHEDULE II

List of Specified Parties to Execute Lock-up Agreements

Gordon A. Ulsh

II-1

Exhibit A

[FORM OF LOCK-UP AGREEMENT]

March [    ], 2005

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC (collectively, the “Initial Purchaser”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Exide Technologies, a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the Initial Purchaser of securities convertible into shares of common stock, par value $0.01, of the Company (the “Common Stock”).

To induce the Initial Purchaser that will participate in any such Offering to continue its efforts in connection with such Offering, the undersigned hereby agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to such Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering. In addition, the undersigned agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereto agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided, further, that the trustee of such trust agrees to be bound in writing by the restrictions set forth herein. For purposes of this Lock-Up Agreement,

A-1

“immediate family” includes any relationship by blood, adoption or marriage, not more remote than first cousin.

The undersigned understands that the Company and the Initial Purchaser are relying upon this Lock-up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not any Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchaser.

Very truly yours,

Name:

A-2

Exhibit B

Opinion of Kirkland & Ellis LLP

B-1

Exhibit C

Opinion of Stuart Kupinsky

C-1